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                                                                       EXHIBIT 6
                                    GUARANTEE

         GUARANTEE dated as of February 11, 2003 (this "Guarantee"), made by MGN AMERICA, INC., a Nevada corporation (the "Guarantor"), in favor of BANK LEUMI LE-ISRAEL B.M. (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Lender has agreed to extend credit up to an aggregate amount of US$30,000,000 (the "Credit") to GAZIT GLOBE (1982) LTD., a company incorporated under the laws of Israel (the "Borrower"), upon the terms and subject to the conditions set forth in that certain (i) commitment letter dated October 28, 2002, between the Lender and the Borrower (as amended, supplemented or otherwise modified from time to time, the "Commitment Letter"), (ii) General Conditions for Opening an Account and Receiving Credits in Foreign Currency and in Israeli Currency dated November 25, 1994, between the Lender and the Borrower (as amended, supplemented or otherwise modified from time to time, the "General Terms"), (iii) Letter of Undertaking (re: compliance with margin regulations) dated February 11, 2003, from the Borrower in favor of Lender (as amended, supplemented or otherwise modified from time to time, the "Letter of Undertaking"), and (iv) Deed of Pledge (Pledge and assignment of rights by way of charge) dated February 11, 2003, between the Borrower and the Lender (as amended, supplemented or otherwise modified from time to time, the "Deed of Pledge," and together with the Commitment Letter, the General Terms and the Letter of Undertaking, and any other documents or agreements entered into by the Borrower in favor of Lender in connection with the Credit, the "Credit Documents"); and

         WHEREAS, the Borrower intends to loan or contribute the proceeds of the Credit to the Guarantor, its subsidiary, in order that the Guarantor may purchase of up to 4,284,820 shares of the capital stock of Equity One, Inc., a Maryland corporation ("EOI"); and

         WHEREAS, it is a condition precedent to the obligation of the Lender to grant the Credit that, among other things, the Guarantor, guarantee the payment and performance of the Credit and all other obligations of the Borrower under the Credit Documents pursuant to this Guarantee;

        NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees with the Lender as follows:

         1.       Defined terms.

                  (a) The following capitalized terms shall have the following meanings:

                    "Cash Collateral Agreement": means that certain Cash
              Collateral Agreement dated as of the date hereof, among the Lender, the Guarantor and Bank Leumi USA, as amended, supplemented or modified from time to time.

                    "Contractual Obligation" means as to any Person, any term or provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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                    "Event of Default" shall mean any event of default occurring and continuing under any document or instrument that evidences or secures the Secured Obligations.

                    "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

                    "Lien" means any mortgage, deed of trust, pledge,
              hypothecation, security interest, assignment, encumbrance, claim, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

                    "Material Adverse Effect" means (X) a material adverse
              effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor or the Borrower, (b) the validity or enforceability of this or any of the other documents made, delivered or given in connection with this Guarantee or any other document or instrument that evidences or secures the Secured Obligations, (c) the rights or remedies of the Lender hereunder, or under any document or instrument that evidences or secures the Secured Obligations, or any of the other agreements or documents made, delivered or given in connection therewith, (Y) any impairment to the validity, perfection or priority of the security interest of the Lender in the Pledged Collateral (as defined in the Pledge and Security Agreement) in any manner whatsoever, and/or (Z) an Event of Default.

                      "Person" means an individual, partnership, limited
              liability company, corporation, business trust, joint stock company, trust, estate, unincorporated organization or association, joint venture, Governmental Authority, or other entity of whatever nature.

                      "Pledge and Security Agreement" means that certain Pledge
              and Security Agreement dated as of the date hereof from the Guarantor in favor of the Lender, as amended, supplemented or modified from time to time.

                      "Requirement of Law" means as to any Person, the articles
              or certificate of incorporation, certificate of formation, operating agreement, and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                    "Secured Obligations" means all obligations, liabilities and indebtedness of the Borrower now or hereafter owing to the Lender under or in connection with the

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              Credit or the Credit Documents or any other loan, extension of credit or accommodation now or hereafter made or granted by the Lender (each such other loan, extension of credit or accommodation, an "Other Credit"), including, without limitation,
              (i) all unpaid principal of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on, any loan or other credit granted under or in connection with the Credit Documents or any Other Credit, (ii) all expenses, costs of collection and any other amounts payable to the Lender by the Borrower under any Credit Document (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower to the Lender pursuant to any Credit Document or any Other Credit), and (iii) any renewals or extensions of the Credit or Credit Documents or any Other Credit.

                    "Termination Date" shall mean the date on which all
              commitments, if any, of the Lender to make any loans, extensions of credit or other accommodations to the Borrower have been terminated and the Secured Obligations have been paid in full, subject to reinstatement pursuant to paragraph 7 hereof, other than any indemnification obligations not then due and payable.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2.       Guarantee.

                  (a) Subject to the provisions of paragraph 2(b) hereof, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Lender and for its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

                  (b) Notwithstanding anything herein to the contrary, the maximum liability of the Guarantor hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                  (c) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with

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respect to, or collecting against, the Guarantor under this Guarantee. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Secured Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. This Guarantee shall remain in full force and effect until, and shall terminate on, the Termination Date. The provisions of the first and second sentences of this paragraph shall survive the termination of this Guarantee and the payment in full of the Secured Obligations. The Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Lender.

                  (d) No payment made by the Borrower, the Guarantor, or any other guarantor or Person and no payment or amount received or collected by the Lender from the Borrower, the Guarantor, or any other guarantor or Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, and the Guarantor shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Secured Obligations or any payment or amount received or collected from the Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of the Guarantor hereunder until the Termination Date.

                  (e) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guarantee for such purpose.

         3. Right of Set-off. At any time when an Event of Default has occurred and is continuing, the Guarantor hereby irrevocably authorizes the Lender at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of the Guarantor to such holder hereunder and claims of every nature and description of such holder against the Guarantor, in any currency, whether arising hereunder, under the Credit Documents, or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantor promptly of any such set-off, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

         4. No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be

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entitled to be subrogated to any of the rights of the Lender against the
Borrower or any collateral security or guarantee or right of offset held by the Lender for the payment of the Secured Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing by the Borrower to the Lender on account of the Secured Obligations are indefeasibly paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been indefeasibly paid in full, such amount shall be held the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Secured Obligations, whether matured or unmatured.

         5. Amendments, etc. with respect to the Secured Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Secured Obligations made by the Lender may be rescinded by the Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the agreements and instruments giving rise to the Secured Obligations and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make any similar demand on any other Person, and (i) any failure by the Lender to make any demand or to collect any payments from the Borrower or any other guarantor or Person, or (ii) any release of any other guarantor or Person, shall not relieve or release the Guarantor of its obligations and liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         6. Guarantee Absolute and Unconditional. The Guarantor waives all suretyship defenses and any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee, and all dealings between the Borrower and the Guarantor, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence,

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presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Secured Obligations. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Secured Obligations, any document, instrument, agreement or guarantee evidencing, securing or guaranteeing the Secured Obligations, or any right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Secured Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor.

         7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         8. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in U.S. Dollars at the office of the Lender located at 32 Yehuda Halevy Street, Tel Aviv, Israel 65121, Attention: Construction and Real Estate Division, or to such other address as the Lender shall so notify the Guarantor in writing.

         9. Representations and Warranties. The Guarantor hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

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                  (b)      it has the corporate power and authority and the
legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize its execution, delivery and performance of this Guarantee;

                  (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor (except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect) and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee, other than any which have been obtained or made prior to the date hereof and remain in full force and effect; and

                  (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby.

         The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each credit extension or accommodation made to the Borrower under the Credit Documents on and as of such date as though made hereunder on and as of such date.

         10. Notices. All notices, requests and demands to or upon the Lender or the Guarantor to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or overnight/international delivery, when delivered, or (b) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed (with copy sent via overnight/international delivery promptly thereafter), addressed as follows:

                  (a) if to the Lender, at: Bank Leumi le-Israel B.M., 32 Yehuda Halevy Street, Tel Aviv, Israel 65121, Attention: Construction and Real Estate Division, Fax No.: 972-3-514-8980; and

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                  (b)      if to the Guarantor, at: MGN America, Inc., 1660 N.E.
Miami Gardens Drive, North Miami Beach, FL 33179, Attention: Chaim Katzman, President, Fax No.: (305) 947-1734, with copy to : Jeffrey Oshinsky, White &
Case LLP, 200 S. Biscayne Blvd., Miami, FL 33180, Fax No.: (305) 358-5744.

         The Lender and the Guarantor may change its address and facsimile numbers for notices by notice in the manner provided in this paragraph 10.

         11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein, the Credit Documents, the Pledge and Security Agreement, and the Cash Collateral Agreement.

         13.      Amendments in Writing, No Waiver, Cumulative Remedies.

                  (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guarantee may be waived by the Lender in a letter or agreement executed by the Lender or by facsimile transmission from the Lender.

                  (b) The Lender shall not by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion,

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         14. Paragraph Heading. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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         15.      Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns.

         16. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF NEW YORK.

         17. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Guarantee to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth in Section 10 hereof, or at such other address of which the Lender shall have been notified pursuant thereto;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, except in the case of bad faith, willful misconduct or gross negligence (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph 17 any special, exemplary, or consequential damages.

         18. WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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                           [SIGNATURE PAGE TO FOLLOW]

                                     - 10 -
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         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                                 MGN AMERICA, INC.

                                                 By: /s/ Chaim Katzman
                                                     ---------------------------
                                                     Chaim Katzman
                                                     President